Exhibit 99.5

STOCK ORDER FORM	For Internal Use Only
BATCH # ORDER # CATEGORY # REC’D O C

SEND OVERNIGHT PACKAGES TO: Stock Information Center 3175 Highway 278 Covington, GA 30014 Call us at (678) 729-9788

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 4:00 p.m., Eastern Time, on December 21, 2020. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form, or by hand-delivery to Newton Federal Bank’s (“Newton Federal”) main office located at 3175 Highway 278, Covington, GA 30014. Stock Order Forms may also be delivered to our Atlanta office, which is located at 400 Galleria Parkway SE, Suite 900, Atlanta, Georgia. Hand delivered stock order forms will only be accepted at there locations. You may not deliver this form to our other offices. Do not mail Stock Order Forms to Newton Federal. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE

	× $10.00 =	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 30,000 ($300,000). See Stock Order Form Instructions for more information regarding maximum number of shares.
(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER
Enclosed is a personal check, bank check or money order made payable to Affinity Bancshares, Inc. in the amount of:		$ .00

Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt.

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Newton Federal deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. IRA and other retirement accounts held at Newton Federal or the former Affinity Bank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

For Internal Use Only	Newton Federal Deposit Account Number	Withdrawal Amount(s)
$ .00
$ .00
	Total Withdrawal Amount	$ .00

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9.

a.  Depositors of Newton Federal or the former Affinity Bank with aggregate balances of at least $50 at the close of business on June 30, 2019.

b.  Depositors of Newton Federal with aggregate balances of at least $50 at the close of business on September 30, 2020.

c.    Depositors of Newton Federal at the close of business on November 2, 2020.

Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:

d.  You are a resident of one of the counties listed under “Community Offering” on page 144 of the prospectus.

e.    You are placing an order in the Community Offering, but (d) above does not apply.

ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

If you checked box (a), (b) or (c) under “Subscription Offering,” please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

Deposit Account Title (Name(s) on Account)	Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT Check if you are a Affinity Bancshares, Inc., Community First Bancshares, MHC, Community First Bancshares, Inc., or Newton Federal:

Director Officer Employee Immediate family member, as defined in the Stock Order Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (“Associate” and “Acting in Concert” defined on reverse side of this form)

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

Individual	Tenants in Common	Uniform Transfers to Minors Act (for reporting SSN, use minor’s)			FOR TRUSTEE/BROKER USE ONLY:
Joint Tenants	Corporation	Partnership	Trust – Under Agreement Dated	Other	IRA (SSN of Beneficial Owner) - -

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				Phone # (DAY)
Street				Phone # (CELL)
City	State	Zip	County (Important)	Email

(10) ACKNOWLEDGMENT AND SIGNATURE(S)
I understand that, to be effective, this form, properly completed, together with full payment, must be received no later than 4:00 p.m., Eastern Time, on December 21, 2020, otherwise this form and all subscription rights will be void. (continued on reverse side of this form)

ORDER NOT VALID UNLESS SIGNED				Bank Use

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE

WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1)	any corporation or organization, other than Affinity Bancshares, Inc., Community First Bancshares, MHC, Community First Bancshares, Inc., Newton Federal or a majority-owned subsidiary of any of these entities, of which the person is a senior officer, partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization;
(2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and
(3)	any blood or marriage of the person, who either lives in the same house as the person or who is a director or senior officer of Affinity Bancshares, Inc., Community First Bancshares, MHC, Community First Bancshares, Inc., Newton Federal or any of their parents or subsidiaries.

Acting in Concert – The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
(2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the employee plan will be aggregated.

Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address generally will be assumed to be associates of, and acting in concert with, each other.

Please see the Prospectus section entitled “Summary – Limits on the Amount of Common Stock You May Purchase” for more information on purchase limitations.

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by Affinity Bancshares, Inc., this Stock Order Form may not be modified or canceled without Affinity Bancshares, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $400,000 in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the Plan of Reorganization and Stock Issuance and the Prospectus dated November     , 2020.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. If anyone asserts that this security is Federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of the Comptroller of the Currency.

I further certify that, before subscribing for shares of the common stock of Affinity Bancshares, Inc., I received the Prospectus dated November     , 2020, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Affinity Bancshares, Inc., in the “Risk Factors” section, beginning on page     . Risks include, but are not limited to the following:

Risks Related to the COVID-19 Pandemic

1.  The economic impact of the COVID-19 outbreak could adversely affect our financial condition and results of operations.

Risks Related to our Lending Activities

2.  We have increased our commercial real estate and commercial and industrial loans, and intend to continue to increase originations of these types of loans. These loans involve credit risks that could adversely affect our financial condition and results of operations.

3.  We have a concentration of loans in the dental industry, which exposes us to increased credit risks.

4.  The level of our commercial real estate loan portfolio may subject us to additional regulatory scrutiny.

5.  Our automobile lending exposes us to increased credit risks.

6.  If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

7.  We are subject to environmental liability risk associated with lending activities or properties we own.

8.  We are subject to regulatory enforcement risk and reputation risk regarding our participation in the PPP, we are party to litigation with respect to our participation in the PPP, and we are subject to the risk that the SBA may not fund some or all PPP loan guarantees.

Risks Related to Laws and Regulations

9.  Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

10.  Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

11.  We are subject to stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or limit our ability to pay dividends or repurchase shares.

12.  The Federal Reserve Board may require us to commit capital resources to support Newton Federal Bank.

13.  Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations.

14.  We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

Risks Related to Market Interest Rates

15.  A continuation of the historically low interest rate environment and the possibility that we may access higher-cost funds to support our loan growth and operations may adversely affect our net interest income and profitability.

16.  Future changes in interest rates could reduce our profits and asset values.

Risks Related to our Business Strategy

17.  Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.

18.  We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

19.  New lines of business or new products and services may subject us to additional risks.

20.  Acquisitions may disrupt our business and dilute stockholder value.

Risks Related to Economic Conditions

21.  A worsening of economic conditions in our market area could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could adversely affect our operations, financial condition and earnings.

Risks Related to Competitive Matters

22.  Strong competition within our market area may limit our growth and profitability.

23.  Our small size makes it more difficult for us to compete.

Risks Related to Operational Matters

24.  We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches.

25.  Our funding sources may prove insufficient to replace deposits at maturity and support our future growth.

Risks Related to Accounting Matters

26.  Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.

27.  Changes in accounting standards could affect reported earnings.

28.  If our intangible assets, including goodwill, are either partially or fully impaired in the future, it would decrease earnings.

Other Risks Related to Our Business

29.  We are a community bank and our ability to maintain our reputation is critical to the success of our business. The failure to do so may materially adversely affect our performance.

30.  We will be required to transition from the use of the LIBOR interest rate index in the future.

31.  Our 2018 Equity Incentive Plan has increased our expenses and reduced our income, and may dilute your ownership interests.

32.  Legal and regulatory proceedings and related matters could adversely affect us.

33.  Societal responses to climate change could adversely affect our business and performance, including indirectly through impacts on our customers.

34.  A protracted government shutdown could negatively affect our financial condition and results of operations.

Risks Related to the Offering

35.  The future price of our shares of common stock may be less than the $10.00 purchase price per share in the offering.

36.  Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

37.  Our return on equity will be low following the stock offering. This could negatively affect the trading price of our shares of common stock.

38.  Our stock-based benefit plans will increase our expenses and reduce our income.

39.  The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.

40.  We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

41.  Various factors may make takeover attempts more difficult to achieve.

42.  Our articles of incorporation provide that, subject to limited exception, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.

43.  There may be a limited trading market in our shares of common stock, which would hinder your ability to sell our common stock and may lower the market price of our common stock.

44.  Our stock value may be negatively affected by applicable regulations that restrict stock repurchases.

45.  You may not revoke your decision to purchase Affinity Bancshares common stock in the subscription or community offerings after you send us your order.

46.  The distribution of subscription rights could have adverse income tax consequences.

By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

See Front of Stock Order Form

AFFINITY BANCSHARES, INC.

STOCK INFORMATION CENTER: 1-(678) 729-9788

STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by a person, entity or group of persons through a single account is 30,000 shares ($300,000). Further, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 40,000 shares ($400,000) in all categories of the offering combined. Community First Bancshares, Inc. stockholders are subject to these purchase limitations and overall ownership limitations. Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable directly to Affinity Bancshares, Inc. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at 0.20% per annum from the date payment is processed until the offering is completed, at which time a subscriber will be issued a check for interest earned. Please do not remit cash, a Newton Federal Bank line of credit check, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Newton Federal Bank deposit account(s). Deposit accounts include former deposit accounts from Affinity Bank that are now accounts at Newton Federal Bank. Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contractual rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Newton Federal Bank certificate of deposit (CD) account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a Newton Federal Bank IRA or other retirement account. For guidance on using retirement funds, whether held at Newton Federal Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the [expiration date] offering deadline. See the Prospectus section entitled “The Conversion and Offering – Procedure for Purchasing Shares in Subscription and Community Offerings – Using Individual Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a) and (b) refer to the Subscription Offering. Please list all Newton Federal Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Deposit accounts include certain former deposit accounts at Affinity Bank. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription.

See the Prospectus section entitled “The Conversion and Offering” for further details about the Subscription Offering.

Section (6) – Management. Check the box if you are a Community First Bancshares, MHC, Community First Bancshsares, Inc., Affinity Bancshares, Inc. or Newton Federal Bank director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. When placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

(over)

AFFINITY BANCSHARES, INC.

STOCK INFORMATION CENTER: 1-(678) 729-9788

STOCK ORDER FORM INSTRUCTIONS – SIDE 2

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have had an eligible deposit account at Newton Federal Bank or Affinity Bank at the close of business on June 30, 2019 or at Newton Federal Bank at the close of business on September 30, 2020.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at Newton Federal Bank or Affinity Bank at the close of business on June 30, 2019 or at Newton Federal Bank at the close of business on September 30, 2020.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at Newton Federal Bank or Affinity Bank at the close of business on June 30, 2019 or at Newton Federal Bank at the close of business on September 30, 2020.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the GA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-GA (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at Newton Federal Bank or Affinity Bank at the close of business on June 30, 2019 or at Newton Federal Bank at the close of business on September 30, 2020.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at Newton Federal Bank or Affinity Bank at the close of business on June 30, 2019 or at Newton Federal Bank at the close of business on September 30, 2020.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes.

Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 4:00 p.m., Eastern Time, on December 21, 2020. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on the front of the Stock Order Form, or by hand delivery to our Stock Information Center, which is located at Newton Federal Bank’s main office located at 3175 Highway 278, Covington, Georgia. You may also hand-deliver stock order forms to our Atlanta office, which is located at 400 Galleria Parkway SE, Suite 900, Atlanta, Georgia. Hand-delivered stock order forms will be accepted only at these locations. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, at 1-(678) 729-9788, from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on bank holidays.